ELEVATE CREDIT ANNOUNCES FOURTH QUARTER
& FULL YEAR 2020 RESULTS1
Continued strong credit quality and quarterly sequential loan growth

$25 million increase to share repurchase program
FORT WORTH, TX - February 8, 2021 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the fourth quarter and full year ended December 31, 2020.
“Elevate delivered strong earnings in 2020, despite the harsh realities of the pandemic. Credit quality remained strong throughout the year and in the fourth quarter of 2020 we had sequential quarterly loan growth for the first time all year," said Elevate CEO Jason Harvison. "I would also like to emphasize our focus throughout the year on consumer relief features as our brands were able to collectively modify 80,000 non-prime consumer loans. Lastly, I would like to highlight our share repurchase program which we recently expanded to $55 million.”

Fiscal Year 2020 Financial Highlights2

•Net income: Net income for the year ended December 31, 2020 totaled $20.6 million, or $0.49 per diluted share, compared to net income of $32.2 million, or $0.73 per diluted share, in the prior year. Net income from continuing operations for the year ended December 31, 2020 (excluding the net loss from the discontinued operations of the UK) totaled $36.2 million, an increase of $10.0 million, or 38%, compared to $26.2 million in the year ended December 31, 2019.
•Adjusted earnings: Adjusted earnings (defined as net income from continuing operations excluding non-operating losses) were $54.7 million for the year ended December 31, 2020, up $28.5 million from $26.2 million in the prior year. Adjusted diluted earnings per share for the year ended December 31, 2020 totaled $1.31, a 122% increase from $0.59 per fully diluted share in the year ended December 31, 2019.
•Revenue: Revenues decreased 27% for the year ended December 31, 2020, totaling $465.3 million compared to $638.9 million for the prior-year period. The decrease in revenue is attributable to reductions in loan origination volume and lower effective APRs for the loan portfolio due to the economic crisis created by the COVID-19 pandemic beginning in March 2020.
•Combined loans receivable - principal: Combined loans receivable - principal totaled $399.8 million, a decrease of $207.3 million, or 34%, from $607.1 million at the prior year-end. The number of new and former customer loans originated during 2020 totaled approximately 125,000 loans, a decrease from approximately 240,000 in the prior year.

__________________________
1 Fourth quarter and fiscal year 2020 results and comparable periods are presented on a continuing operations basis and exclude the results of discontinued operations in the UK, unless otherwise stated. Elevate exited the UK market in the second quarter of 2020.

2 Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loans receivable, combined loan loss reserve, adjusted earnings and adjusted diluted earnings per share are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

•Credit quality: The combined loan loss reserve at December 31, 2020 totaled $49.1 million, or 12% of combined loans receivable, down from 13% at the prior year end. Combined loans receivable - principal that were past due at the end of 2020 totaled 6%, down from 10% at the end of 2019.
•Adjusted EBITDA: Adjusted EBITDA totaled $146.5 million, up $19.1 million, or 15%, from $127.3 million in the prior year. The Adjusted EBITDA margin for the year ended December 31, 2020 was 31.5%, an increase from 19.9% in the prior year.

Fourth Quarter 2020 Financial Highlights2
•Quarterly net loss and adjusted earnings: The Company incurred a net loss in the fourth quarter of 2020 primarily due to recording $17.4 million in legal settlement accruals. The net loss for the three months ended December 31, 2020 totaled $(4.1) million, or $(0.10) per diluted share, compared to $8.3 million of net income, or $0.19 per diluted share, in the fourth quarter of 2019. Excluding the impact of non-operating charges of $17.4 million related to the legal accruals, adjusted earnings were $8.9 million for the three months ended December 31, 2020, up $4.7 million from $4.2 million in the fourth quarter of 2019. Adjusted diluted earnings per share for the fourth quarter of 2020 totaled $0.23 per fully diluted share, a 156% increase from $0.09 per fully diluted share in the fourth quarter of 2019.
•Revenue: Revenues decreased 45% in the fourth quarter of 2020, totaling $90.7 million compared with $164.1 million for the fourth quarter of 2019. The decrease in revenue is attributable to reductions in loan origination volume and lower effective APRs earned on the loan portfolio due to the economic crisis created by the COVID-19 pandemic beginning in March 2020.
•Adjusted EBITDA: Adjusted EBITDA totaled $26.5 million in the fourth quarter of 2020, slightly lower than $27.0 million in the fourth quarter of 2019. The Adjusted EBITDA margin for the fourth quarter of 2020 was 29.2%, an increase from 16.4% in the prior year quarter.

Impact of COVID-19 on Credit Quality
The Company and the bank originators it supports expanded their payment flexibility tools during 2020 to allow customers to extend their next payment. As of December 31, 2020, 8.7% of customers have been provided relief through COVID-19 payment flexibility tools for a total of $34.6 million in loans with deferred payments. This compares to $38.7 million in loans with deferred payments, or 10.4% of customers, as of September 30, 2020. Both the Company and the bank originators are closely monitoring the performance of the payment deferral program and key credit quality indicators such as payment defaults, continued payment deferrals, and line of credit utilization. The Company and the bank originators it supports have implemented underwriting changes to address credit risk associated with loan originations during the economic crisis created by the COVID-19 pandemic and have seen reduced loan origination applications and loan origination volume since the beginning of the pandemic in March 2020.

Liquidity and Capital Resources
The Company paid down its debt facilities by approximately $87.5 million during the year ended December 31, 2020 ($103.8 million including the discontinued operations of the UK). The Company’s outstanding debt on its discontinued UK operations was completely repaid during the third quarter of 2020 as part of the UK administration process and the Company has no further obligations outstanding related to its discontinued UK operations. In January 2021, the Company paid off the remaining $18.1 million balance of the 4th Tranche Term Note, which was scheduled to mature on February 1, 2021, and paid down an additional $79.5 million in outstanding debt under the revolving feature of its debt facilities, which provides the option to pay down up to 20% of the outstanding balance during the first quarter of each year. Total debt has decreased from $525.4 million at December 31, 2019 to $340.9 million as of January 31, 2021.

Interest expense in the fourth quarter of 2020 decreased to $11.6 million from $14.0 million in the fourth quarter of 2019. For fiscal year 2020, interest expense totaled $49.0 million, down $13.5 million, or 22%, from $62.5 million in fiscal year 2019. This decrease resulted from both a reduced average outstanding debt balance during the year and a lower cost of funds which decreased to an average of 10.5% for our debt facilities in fiscal year 2020 from 12.2% in fiscal year 2019. The cost of funds on all debt facilities decreased an additional 25 basis points effective January 1, 2021.

In January 2021, the Company’s Board of Directors authorized a $25 million increase to the Company’s existing $30 million common stock repurchase program, providing for the repurchase of up to $55 million of the Company’s common stock through July 31, 2024. During the year ended December 31, 2020, the Company repurchased $19.8 million of common shares (7.7 million common shares or roughly 18% of common shares outstanding as of the beginning of 2020), with $5.1 million of common shares (1.6 million common shares) purchased during the fourth quarter of 2020. Additionally, the Company repurchased $5 million of common shares during January 2021 under the prior $30 million authorization.

Financial Outlook

The Company does not plan to issue 2021 earnings guidance at this time due to the uncertain impact on our business and results of operations resulting from the COVID -19 pandemic, including from payment of the second round of Federal monetary stimulus and potential future additional stimulus payments under discussion by the Federal government.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full-year 2020 financial results on Monday, February 8th at 4:00pm Central Time / 5:00pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Fourth Quarter and Full Year 2020 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s website at http://www.elevate.com/investors.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on February 22, 2021, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13715014, or by accessing Elevate’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding our expectations regarding the underwriting changes implemented by us and the bank originators we support to address credit risk associated with loan originations during the economic crisis created by the COVID-19 pandemic, and the uncertain impact on our business and results of operations resulting from the COVID-19 pandemic, including from payment of the second round of Federal monetary stimulus and potential future additional stimulus payments under discussion by the Federal government. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company's business, financial condition and results of operations; the Company’s limited operating history in an evolving industry; the Company’s ability to grow revenue and maintain or achieve consistent profitability in the future; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT), together with the banks that license its marketing and technology services, has originated $8.8 billion in non-prime credit to more than 2.5 million non-prime consumers to date and has saved its customers more than $7.9 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic and Today Card. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Trout
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Solebury Trout
Lisa Wolford, (917) 846-0881
lwolford@soleburytrout.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands, except share and per share amounts)	2020	2019	2020	2019
Revenues	$90,724	$164,137	$465,346	$638,873
Cost of sales:
Provision for loan losses	23,694	90,323	156,910	325,662
Direct marketing costs	6,384	9,350	20,282	38,548
Other cost of sales	2,175	2,850	8,124	10,083
Total cost of sales	32,253	102,523	185,316	374,293
Gross profit	58,471	61,614	280,030	264,580
Operating expenses:
Compensation and benefits	19,864	21,989	84,103	89,417
Professional services	7,001	8,418	31,634	31,834
Selling and marketing	982	1,104	3,450	4,773
Occupancy and equipment	4,644	4,267	18,840	15,989
Depreciation and amortization	4,720	4,055	18,133	15,879
Other	1,091	1,452	3,659	5,119
Total operating expenses	38,302	41,285	159,819	163,011
Operating income	20,169	20,329	120,211	101,569
Other expense:
Net interest expense	(11,612)	(13,968)	(49,020)	(62,533)
Non-operating income (loss)	(17,387)	14	(24,079)	(681)
Total other expense	(28,999)	(13,954)	(73,099)	(63,214)
Income (loss) from continuing operations before taxes	(8,830)	6,375	47,112	38,355
Income tax expense (benefit)	(4,401)	2,165	10,910	12,159
Net income (loss) from continuing operations	(4,429)	4,210	36,202	26,196
Net income (loss) from discontinued operations	298	4,079	(15,610)	5,987
Net income (loss)	$(4,131)	$8,289	$20,592	$32,183

Basic earnings per share
Continuing operations	$(0.11)	$0.10	$0.88	$0.60
Discontinued operations	0.01	0.09	(0.38)	0.13
Basic earnings per share	$(0.10)	$0.19	$0.50	$0.73

Diluted earnings per share
Continuing operations	$(0.11)	$0.09	$0.87	$0.59
Discontinued operations	0.01	0.10	(0.38)	0.14
Diluted earnings per share	$(0.10)	$0.19	$0.49	$0.73

Basic weighted-average shares outstanding	38,851,781	44,009,459	40,926,581	43,805,845
Diluted weighted-average shares outstanding	38,851,781	44,587,331	41,761,623	44,338,205

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents*	$197,983	$71,215
Restricted cash	3,135	2,235
Loans receivable, net of allowance for loan losses of $48,399 and $79,912, respectively*	374,832	542,073
Prepaid expenses and other assets*	10,060	6,737
Operating lease right of use assets	8,320	10,191
Receivable from CSO lenders	1,255	8,696
Receivable from payment processors*	6,147	8,681
Deferred tax assets, net	25,958	8,784
Property and equipment, net	34,000	35,944
Goodwill	6,776	6,776
Intangible assets, net	1,133	1,253
Assets from discontinued operations	—	81,002
Total assets	$669,599	$783,587

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities *	$52,252	$38,679
Operating lease liability	11,952	14,352
Deferred revenue*	3,134	12,087
Notes payable, net*	438,403	525,439
Liabilities from discontinued operations	—	36,541
Total liabilities	505,741	627,098
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	18	18
Additional paid-in capital	200,433	193,061
Treasury stock	(16,492)	(3,344)
Accumulated deficit	(20,101)	(34,342)
Accumulated other comprehensive income	—	1,096
Total stockholders’ equity	163,858	156,489
Total liabilities and stockholders’ equity	$669,599	$783,587

* These balances include certain assets and liabilities of variable interest entities (“VIEs”) that can only be used to settle the liabilities of that respective VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIEs.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings, Adjusted diluted earnings per share, combined loans receivable - principal, combined loans receivable and combined loan loss reserve.

Adjusted Earnings Measures

In addition to the financial information prepared in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA”, "Adjusted EBITDA margin", "Adjusted earnings" and "Adjusted diluted earnings per share" (collectively, "Adjusted Earnings Measures") in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.

Elevate defines Adjusted EBITDA as net income from continuing operations excluding the impact of income tax expense (benefit), non-operating (income) loss, net interest expense, share-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Elevate defines Adjusted earnings as net income from continuing operations excluding the impact of a contingent loss related to legal matters (tax effected). Elevate defines Adjusted diluted earnings per share as Adjusted earnings divided by Diluted weighted average shares outstanding.

Management believes that Adjusted Earnings Measures are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses these non-GAAP financial measures frequently in its decision-making because they provide supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and give an additional indication of Elevate’s core operating performance. Elevate includes these non-GAAP financial measures in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.

Adjusted Earnings Measures should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. Management's use of Adjusted Earnings Measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and
•Adjusted EBITDA does not reflect interest associated with notes payable used for funding customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.

Additionally, Elevate’s definition of Adjusted Earnings Measures may not be comparable to similarly titled measures reported by other companies.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income (loss) from continuing operations for the three and twelve months ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands)	2020	2019	2020	2019
Net income (loss) from continuing operations	$(4,429)	$4,210	$36,202	$26,196
Adjustments:
Net interest expense	11,612	13,968	49,020	62,533
Share-based compensation	1,598	2,589	8,110	9,875
Depreciation and amortization	4,720	4,055	18,133	15,879
Non-operating (income) loss	17,387	(14)	24,079	681
Income tax expense (benefit)	(4,401)	2,165	10,910	12,159
Adjusted EBITDA	$26,487	$26,973	$146,454	$127,323

Adjusted EBITDA margin	29.2%	16.4%	31.5%	19.9%

Adjusted earnings and adjusted diluted earnings per share

For the three and twelve months ended December 31, 2020, the Company recognized $17.4 million and $24.1 million, respectively, of charges related to contingent losses on two legal matters in Non-operating income (loss). The following table presents a reconciliation of Net income (loss) from continuing operations and diluted earnings per share to Adjusted earnings and Adjusted diluted earnings per share, which excludes the impact of the contingent losses.

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands except per share amounts)	2020	2019	2020	2019
Net income (loss) from continuing operations	$(4,429)	$4,210	$36,202	$26,196
Impact of contingent loss related to legal matters	17,387	—	24,079	—
Cumulative tax effect of adjustments	(4,027)	—	(5,577)	—
Adjusted earnings	$8,931	$4,210	$54,704	$26,196

Diluted earnings (loss) per share	$(0.11)	$0.09	$0.87	$0.59
Impact of contingent loss related to legal matters	0.44	—	0.58	—
Cumulative tax effect of adjustments	(0.10)	—	(0.14)	—
Adjusted diluted earnings per share	$0.23	$0.09	$1.31	$0.59

Diluted weighted average shares outstanding	38,851,781	44,587,331	41,761,623	44,338,205
Effect of potentially dilutive shares outstanding (1)	912,832	—	—	—
Adjusted diluted weighted average shares outstanding	39,764,613	44,587,331	41,761,623	44,338,205

(1) Represents potentially dilutive shares that had not been included in the Company's quarter-ended December 31, 2020 diluted weighted average shares outstanding as the Company was in a net loss position under U.S. GAAP. Including these shares would have been anti-dilutive when in a net loss position.

Supplemental Schedules

Revenue by Product

	Three Months Ended December 31, 2020
(Dollars in thousands)	Rise (1)	Elastic	Today	Total

Average combined loans receivable – principal(2)	$215,390	$150,862	$11,658	$377,910
Effective APR	100%	92%	30%	95%
Finance charges	$54,348	$35,063	$862	$90,273
Other	86	42	323	451
Total revenue	$54,434	$35,105	$1,185	$90,724

	Three Months Ended December 31, 2019
(Dollars in thousands)	Rise (1)	Elastic	Today	Total

Average combined loans receivable – principal(2)	$328,571	$247,227	$4,552	$580,350
Effective APR	124%	98%	34%	112%
Finance charges	$102,701	$60,786	$388	$163,875
Other	(51)	203	110	262
Total revenue	$102,650	$60,989	$498	$164,137

	Year ended December 31, 2020
(Dollars in thousands)	Rise (1)	Elastic	Today	Total

Average combined loans receivable – principal(2)	$263,162	$182,796	$8,025	$453,983
Effective APR	110%	94%	30%	102%
Finance charges	$290,555	$171,086	$2,442	$464,083
Other	200	233	830	1,263
Total revenue	$290,755	$171,319	$3,272	$465,346

	Year ended December 31, 2019
(Dollars in thousands)	Rise (1)	Elastic	Today	Total

Average combined loans receivable – principal(2)	$306,785	$251,512	$3,037	$561,334
Effective APR	127%	98%	30%	113%
Finance charges	$389,372	$246,476	$922	$636,770
Other	982	834	287	2,103
Total revenue	$390,354	$247,310	$1,209	$638,873

(1)     Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2)    Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended December 31, 2020
(Dollars in thousands)	Rise	Elastic	Today	Total

Combined loan loss reserve(1):
Beginning balance	$34,317	$15,415	$1,598	$51,330
Net charge-offs	(17,838)	(7,596)	(511)	$(25,945)
Provision for loan losses	17,490	5,381	823	23,694
Ending balance	$33,969	$13,200	$1,910	$49,079
Combined loans receivable(1)(2)	$247,797	$163,154	$14,518	$425,469
Combined loan loss reserve as a percentage of ending combined loans receivable	14%	8%	13%	12%
Net charge-offs as a percentage of revenues	33%	22%	43%	29%
Provision for loan losses as a percentage of revenues	32%	15%	69%	26%

	Three Months Ended December 31, 2019
(Dollars in thousands)	Rise	Elastic	Today	Total

Combined loan loss reserve(1):
Beginning balance	$50,504	$30,902	$1,103	$82,509
Net charge-offs	(58,388)	(31,604)	(848)	(90,840)
Provision for loan losses	59,983	29,554	786	90,323
Ending balance	$52,099	$28,852	$1,041	$81,992
Combined loans receivable(1)(2)	$373,676	$263,354	$4,547	$641,577
Combined loan loss reserve as a percentage of ending combined loans receivable	14%	11%	23%	13%
Net charge-offs as a percentage of revenues	57%	52%	170%	55%
Provision for loan losses as a percentage of revenues	58%	48%	158%	55%

(1)    Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
(2)     Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.

Loan Loss Reserve by Product (continued)

	Year ended December 31, 2020
(Dollars in thousands)	Rise	Elastic	Today	Total

Combined loan loss reserve(1):
Beginning balance	$52,099	$28,852	$1,041	$81,992
Net charge-offs	(126,236)	(61,639)	(1,948)	(189,823)
Provision for loan losses	108,105	45,988	2,817	156,910
Ending balance	$33,968	$13,201	$1,910	$49,079
Combined loans receivable(1)(2)	$247,797	$163,154	$14,518	$425,469
Combined loan loss reserve as a percentage of ending combined loans receivable	14%	8%	13%	12%
Net charge-offs as a percentage of revenues	43%	36%	60%	41%
Provision for loan losses as a percentage of revenues	37%	27%	86%	34%

	Year ended December 31, 2019
(Dollars in thousands)	Rise	Elastic	Today	Total

Combined loan loss reserve(1):
Beginning balance	$50,597	$36,019	$31	$86,647
Net charge-offs	(205,577)	(123,629)	(1,111)	(330,317)
Provision for loan losses	207,079	116,462	2,121	325,662
Ending balance	$52,099	$28,852	$1,041	$81,992
Combined loans receivable(1)(2)	$373,676	$263,354	$4,547	$641,577
Combined loan loss reserve as a percentage of ending combined loans receivable	14%	11%	23%	13%
Net charge-offs as a percentage of revenues	53%	50%	92%	52%
Provision for loan losses as a percentage of revenues	53%	47%	175%	51%

(1)    Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
(2)     Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended December 31, 2020
	Rise	Elastic	Today	Total
Beginning number of combined loans outstanding	99,959	102,854	7,074	209,887
New customer loans originated	15,023	2,414	3,754	21,191
Former customer loans originated	17,812	136	—	17,948
Attrition	(28,854)	(5,299)	(25)	(34,178)
Ending number of combined loans outstanding	103,940	100,105	10,803	214,848
Customer acquisition cost	$353	$414	$23	$301
Average customer loan balance	$2,197	$1,572	$1,306	$1,861

	Three Months Ended December 31, 2019
	Rise	Elastic	Today	Total
Beginning number of combined loans outstanding	148,251	149,362	3,285	300,898
New customer loans originated	28,163	11,673	327	40,163
Former customer loans originated	24,815	14	—	24,829
Attrition	(48,794)	(14,732)	(405)	(63,931)
Ending number of combined loans outstanding	152,435	146,317	3,207	301,959
Customer acquisition cost	$242	$212	$231	$233
Average customer loan balance	$2,297	$1,727	$1,368	$2,011

	Year ended December 31, 2020
	Rise	Elastic	Today	Total
Beginning number of combined loans outstanding	152,435	146,317	3,207	301,959
New customer loans originated	46,857	13,302	8,086	68,245
Former customer loans originated	56,427	348	—	56,775
Attrition	(151,779)	(59,862)	(490)	(212,131)
Ending number of combined loans outstanding	103,940	100,105	10,803	214,848
Customer acquisition cost	$324	$351	$52	$297

	Year ended December 31, 2019
	Rise	Elastic	Today	Total
Beginning number of combined loans outstanding	142,758	165,950	447	309,155
New customer loans originated	108,813	47,677	3,235	159,725
Former customer loans originated	80,624	62	—	80,686
Attrition	(179,760)	(67,372)	(475)	(247,607)
Ending number of combined loans outstanding	152,435	146,317	3,207	301,959
Customer acquisition cost	$248	$240	$23	$241

Combined Loan Information
The Elastic line of credit product is originated by a third party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd., as a variable interest entity under GAAP, and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Beginning in the fourth quarter of 2018, the Company also licensed its Rise installment loan brand to a third party lender, FinWise Bank, which originates Rise installment loans in nineteen states. FinWise Bank initially provides all of the funding and retains a percentage of the balances of all of the loans originated and sells the remaining loan participation in those Rise installment loans to a third party SPV, EF SPV, Ltd. Prior to August 1, 2019, FinWise Bank retained 5% of the balances, and sold a 95% participation to EF SPV, Ltd. Starting August 1, 2019, the participation percentage changed to 96%. Elevate is required to consolidate EF SPV, Ltd., as a variable interest entity under GAAP, and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 96% of Rise installment loans originated by FinWise Bank and sold to EF SPV, Ltd.
Beginning in September 2020, the Company licensed its Rise installment loan brand to a third party lender, Capital Community Bank, which originates Rise installment loans in three states. Capital Community Bank initially provides all of the funding and retains a percentage of the balances of all of the loans originated and sells a 95% loan participation in those Rise installment loans to a third party SPV, EC SPV, Ltd. Elevate is required to consolidate EC SPV, Ltd., as a variable interest entity under GAAP, and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 95% of Rise installment loans originated by Capital Community Bank and sold to EC SPV, Ltd.

Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. In Ohio and Texas, the Company does not make Rise loans directly, but rather acts as a Credit Services Organization (which is also known as a Credit Access Business), or, “CSO,” and the loans are originated by an unaffiliated third party. There are no new loan originations in Ohio and Texas commencing in April 2019 and October 1, 2020, respectively, but the Company continues to have obligations as the CSO until the wind-down of this portfolio is complete. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's condensed consolidated balance sheets since both revenues and cost of sales as reflected in the Company's condensed consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.

The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:
•Rise CSO loans are originated and owned by a third party lender; and
•Rise CSO loans are funded by a third party lender and are not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:
•Loans receivable, net, Company owned (which reconciles to the Company's condensed consolidated balance sheets included elsewhere in this press release);
•Loans receivable, net, guaranteed by the Company;
•Combined loans receivable (which the Company uses as a non-GAAP measure); and
•Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2019				2020
(Dollars in thousands)	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
Company Owned Loans:
Loans receivable – principal, current, company owned	$451,298	$484,131	$507,551	$530,463	$486,396	$387,939	$346,380	$372,320
Loans receivable – principal, past due, company owned	45,757	47,846	59,240	58,489	53,923	18,917	21,354	25,563
Loans receivable – principal, total, company owned	497,055	531,977	566,791	588,952	540,319	406,856	367,734	397,883
Loans receivable – finance charges, company owned	27,520	27,472	31,698	33,033	31,621	25,606	24,117	25,348
Loans receivable – company owned	524,575	559,449	598,489	621,985	571,940	432,462	391,851	423,231
Allowance for loan losses on loans receivable, company owned	(64,450)	(65,889)	(80,537)	(79,912)	(76,188)	(59,438)	(49,909)	(48,399)
Loans receivable, net, company owned	$460,125	$493,560	$517,952	$542,073	$495,752	$373,024	$341,942	$374,832
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$27,941	$21,099	$18,633	$17,474	$12,606	$6,755	$9,129	$1,795
Loans receivable – principal, past due, guaranteed by company	696	596	697	723	564	117	314	144
Loans receivable – principal, total, guaranteed by company(1)	28,637	21,695	19,330	18,197	13,170	6,872	9,443	1,939
Loans receivable – finance charges, guaranteed by company(2)	2,164	1,676	1,553	1,395	1,150	550	679	299
Loans receivable – guaranteed by company	30,801	23,371	20,883	19,592	14,320	7,422	10,122	2,238
Liability for losses on loans receivable, guaranteed by company	(3,242)	(1,983)	(1,972)	(2,080)	(1,571)	(1,156)	(1,421)	(680)
Loans receivable, net, guaranteed by company(3)	$27,559	$21,388	$18,911	$17,512	$12,749	$6,266	$8,701	$1,558
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$479,239	$505,230	$526,184	$547,937	$499,002	$394,694	$355,509	$374,115
Combined loans receivable – principal, past due	46,453	48,442	59,937	59,212	54,487	19,034	21,668	25,707
Combined loans receivable – principal	525,692	553,672	586,121	607,149	553,489	413,728	377,177	399,822
Combined loans receivable – finance charges	29,684	29,148	33,251	34,428	32,771	26,156	24,796	25,647
Combined loans receivable	$555,376	$582,820	$619,372	$641,577	$586,260	$439,884	$401,973	$425,469
Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(64,450)	$(65,889)	$(80,537)	$(79,912)	$(76,188)	$(59,438)	$(49,909)	$(48,399)
Liability for losses on loans receivable, guaranteed by company	(3,242)	(1,983)	(1,972)	(2,080)	(1,571)	(1,156)	(1,421)	(680)
Combined loan loss reserve	$(67,692)	$(67,872)	$(82,509)	$(81,992)	$(77,759)	$(60,594)	$(51,330)	$(49,079)
Combined loans receivable – principal, past due(3)	$46,453	$48,442	$59,937	$59,212	$54,487	$19,034	$21,668	$25,707
Combined loans receivable – principal(3)	525,692	553,672	586,121	607,149	553,489	413,728	377,177	399,822
Percentage past due	9%	9%	10%	10%	10%	5%	6%	6%
Combined loan loss reserve as a percentage of combined loans receivable(3)	12%	12%	13%	13%	13%	14%	13%	12%
Allowance for loan losses as a percentage of loans receivable – company owned	12%	12%	13%	13%	13%	14%	13%	11%

(1) Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2) Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(3) Non-GAAP measure.